UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2020

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland		001-32891	20-3552316
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem,	North Carolina		27105
(Address of principal executive offices)			(Zip Code)
 (336) 519-8080
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	HBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On July 30, 2020, Hanesbrands Inc. (the “Company” or “Hanesbrands”) issued a press release announcing its financial results for the second quarter ended June 27, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with his previously announced retirement as Chief Executive Officer of the Company, on July 28, 2020, Gerald W. Evans, Jr. notified the Board of Directors (the “Board”) of the Company of his decision to resign from the Board effective as of August 3, 2020.

On July 28, 2020, the Board elected Stephen B. Bratspies to serve on the Board to fill the vacancy resulting from Mr. Evans’ resignation. The election of Mr. Bratspies is effective August 3, 2020, and he will serve until the Company’s next annual meeting of stockholders and until his successor is elected and qualified, or until his resignation or removal. Mr. Bratspies will not serve on any Committees of the Board.

Mr. Bratspies, who has been elected Chief Executive Officer of the Company effective August 3, 2020, will receive compensation as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2020 in connection with his service as Chief Executive Officer of the Company. Mr. Bratspies will not receive any additional compensation for his service as a director of the Company.

There are no arrangements or understandings between Mr. Bratspies and any other person pursuant to which he was elected as a director. The Company is not aware of any transaction with Mr. Bratspies that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

The Company has made available on the investors section of its corporate website, www.Hanes.com/investors, certain supplemental materials regarding Hanesbrands’ financial results and business operations (the “Supplemental Information”). The Supplemental Information is furnished herewith as Exhibit 99.2 and is incorporated by reference. All information in the Supplemental Information is presented as of the particular date or dates referenced therein, and Hanesbrands does not undertake any obligation to, and disclaims any duty to, update any of the information provided.

Exhibits 99.1 and 99.2 to this Current Report on Form 8-K include forward-looking financial information that is expected to be discussed on Hanesbrands’ previously announced conference call with investors and analysts to be held at 8:30 a.m., Eastern time on July 30, 2020. The call may be accessed at www.Hanes.com/investors. Replays of the call will be available at www.Hanes.com/investors and via telephone. The telephone playback will be available from approximately 12:00 p.m., Eastern time, on July 30, 2020, until midnight, Eastern time, on August 6, 2020. The replay will be available by calling toll-free (855) 859-2056, or by toll call at (404) 537-3406. The replay pass code is 5907699.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated July 30, 2020
Exhibit 99.2	Supplemental Information
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30, 2020	HANESBRANDS INC.

	By:	/s/ M. Scott Lewis
M. Scott Lewis
Interim Chief Financial Officer and Chief Accounting Officer